Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Altria Group, Inc. of our report dated January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, except for the impact of presenting Philip Morris International Inc. as a discontinued operation as discussed in Notes 1 and 4, the impact of the spin-off of Philip Morris International Inc. as discussed in Note 21, and the change in reportable segments as discussed in Notes 1 and 15, all of which are as of June 5, 2008, and except for Note 22 which is as of September 8, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated September 8, 2008. We also consent to the incorporation by reference of our report dated January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, except for the impact of presenting Philip Morris International Inc. as a discontinued operation as discussed in Notes 1 and 4, the impact of the spin-off of Philip Morris International Inc. as discussed in Note 21, and the change in reportable segments as discussed in Notes 1 and 15, all of which are as of June 5, 2008, relating to the financial statement schedule, which appears in the Current Report on Form 8-K dated June 5, 2008. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Richmond, Virginia

November 4, 2008